EXHIBIT 3.2

As Amended and Restated Effective February 12, 2020

BY-LAWS

OF

ROBERT HALF INTERNATIONAL INC.

ARTICLE I

OFFICES

Section 1.        Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle.

Section 2.        Principal Office for Transaction of Business. The principal office for the transaction of the business of the Corporation shall be at 2884 Sand Hill Road, in the City of Menlo Park, County of San Mateo, State of California. The Board of Directors may change said principal office from one location to another within or without said City, County or State.

Section 3.        Other Offices. The Corporation may have offices at such other place or places, within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.        Place of Meetings. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

Section 2.        Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date in each year as the Chairman of the Board shall designate. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

Section 3.        Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer or by order of the Board of Directors.

Section 4.        Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, notice of each meeting of stockholders shall be given, in a manner permitted by the Delaware General Corporation Law, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, directed to his or her address as it appears upon the books of the corporation, said notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 5.        Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.        Voting.

(a)        Except as otherwise provided in the Certificate of Incorporation, each stockholder of voting common stock shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her on the date fixed pursuant to the provisions of Section 3 of Article IX of the By-Laws as the record date and registered in his or her name on the books of the Corporation for the determination of stockholders who shall be entitled to notice and to vote at such meeting. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by proxy but no proxy shall be voted three years after its date, unless said proxy shall provide for a longer period. At all meetings of the stockholders all matters except where other provision is made by law, by the Certificate of Incorporation or by these By-Laws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote on that matter. For purposes of determining the vote on any matter, including election of directors, the shares deemed entitled to vote on that matter shall not include broker non-votes. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any question or matter, including the election of directors, need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted. No holder of Preferred

Stock shall be entitled to vote at any meeting of the stockholders, except as provided by law, by the Certificate of Incorporation or by the Certificate of Determination of Preferences creating such Preferred Stock.

(b)       Except as provided in Section 5 of Article III or as otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if on the record date for such meeting or the advance notice date for nominations at such meeting determined pursuant to Section 9(a)(2) of Article II of these By-laws, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Section 7.        List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation’s principal place of business, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8.        Inspectors of Votes. At each meeting of the stockholders the chairman of such meeting may appoint one or three Inspectors of Votes to act thereat. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his or her ability. Such Inspectors of Votes shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. If there are three Inspectors of Votes, the determination, report or certificate of two such Inspectors shall be as effective as if unanimously made by all Inspectors.

Section 9.        Notice of Stockholder Business and Nominations.

(a)       Annual Meetings of Stockholders.

(1)        Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, (c) with respect to nominations of persons and the proposal of any business not intended to be included in the Corporation’s proxy statement for such annual meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in subsection (a)(2) of this By-Law, who is entitled to vote at the meeting and who complies with the notice and other procedures set forth in subsection (a)(2) of this By-Law, or (d) with respect to nominations of persons intended to be included in the Corporation’s proxy statement for such annual meeting, by a Nominator (as defined below) who complies with the notice and other procedures set forth in subsection (a)(3) of this By-Law.

(2)        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(a)        as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any successor to such Regulation, including and in addition to:

(i)        such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii)       an affirmation that such person meets the Corporation’s stated criteria for board membership;

(iii)      any transactions or relationships between such person and the Corporation or the Corporation’s customers, suppliers, competitors or management;

(iv)       the trading history of such person with respect to the Corporation’s stock;

(v)        information regarding whether such person has any plans or proposals for the Corporation and whether such person seeks to use the nomination to redress personal claims or grievances against the Corporation or others or to further personal interests or special interests not shared by stockholders at large; and

(vi)        a description of (1) any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such persons’ service on the Board of Directors (a “Voting Commitment”) and (2) any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the Corporation, in connection with such nominee’s nomination, service or action as a director of the Corporation (a “Third-Party Compensation Arrangement”);

(b)        as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)        as to the stockholder giving the notice and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made:

(i)        the name and address of such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner;

(ii)       (1) the class and number of shares of the Corporation that are, directly or indirectly, beneficially owned by such stockholder and each beneficial owner on whose behalf the nomination is made and their respective affiliates or associates or others acting in concert therewith, including the proposed nominee (each, a “Proponent Person” and collectively, the “Proponent Persons”), (2) any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the Corporation, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by any such Proponent Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any such Proponent Person has a right to vote any shares of the Corporation or influence the voting over any such shares, (4) any short interest of any such Proponent Person in any security of the Corporation, (5) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such Proponent Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such Proponent Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that any such Proponent Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, including without limitation any such interests held by members of any such Proponent Person’s immediate family sharing the same household;

(iii)        the trading history of such stockholder and such beneficial owner with respect to the Corporation’s stock;

(iv)       any transactions or relationships between such stockholder or such beneficial owner, on the one hand, and the Corporation or its customers, suppliers, competitors or management, on the other hand;

(v)        information regarding whether such stockholder or such beneficial owner, or any of their affiliates have any plans or proposals for the Corporation other than those described in the notice, and whether such stockholder or such beneficial owner seeks to use the nomination or proposal to redress personal claims or grievances against the Corporation or others or to further personal interests or special interests not shared by stockholders at large;

(vi)       a representation that the stockholder is a stockholder of record of stock of the Corporation at the time of the giving of notice provided for in these By-Laws, is entitled to vote at such meeting and that the stockholder (or a qualified representative thereof) intends to appear in person at the meeting to present such nominee for election or to bring such business before the meeting;

(vii)      all other information relating to such stockholder or such beneficial owner which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such nomination or item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act;

(viii)      a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(ix)       a statement as to whether or not such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to elect such nominee or nominees or to carry such proposal under applicable law.

In addition, such stockholder shall be required to provide such further information as may be requested by the Corporation.

(3)        Proxy Access for Director Nominations.

(a)        Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this subsection 9(a)(3), the Corporation shall:

(i)        include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (1) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this subsection 9(a)(3) who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this subsection 9(a)(3) (such stockholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such stockholders (such stockholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this subsection 9(a)(3) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this subsection 9(a)(3) applicable to Group Members, and (2) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii)        include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this subsection 9(a)(3) shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board of Directors.

(b)        At each annual meeting, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this subsection 9(a)(3); provided that the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this subsection 9(a)(3) but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this subsection 9(a)(3)) to appear in the Corporation’s proxy materials with respect to an annual meeting shall not exceed 25% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 25% (the “Maximum Number”).

The Maximum Number shall be reduced, but not below zero, by the sum of:

(x)

the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this subsection 9(a)(3) or Section 9(a)(2);

(y)

the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this subsection 9(a)(3) or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this subsection 9(a)(3), in each case, at one of the previous two annual meetings; and

(z)

the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to Section 9(a)(2) or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to Section 9(a)(2), in each case, at the previous year’s annual meeting;

If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this subsection 9(a)(3) shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this subsection 9(a)(3) exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this subsection 9(a)(3) exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this subsection 9(a)(3) from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this subsection 9(a)(3) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (i) a Stockholder Nominee who satisfies the requirements of this subsection 9(a)(3) becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this subsection 9(a)(3), becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (ii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the Board of Directors or the chairman of the meeting, then the Board of Directors or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Corporation (1) may omit from its proxy materials information concerning such Stockholder Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting and will not be included as a Stockholder Nominee in the proxy materials.

(c)        To nominate a Stockholder Nominee, the Nominator or Nominator Group shall submit to the Secretary of the Corporation the information required by this subsection 9(a)(3) on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this subsection 9(a)(3), the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this subsection 9(a)(3). The written notice required by this subsection 9(a)(3) (the “Notice of Proxy Access Nomination”) shall include:

(i)         a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this subsection 9(a)(3) that includes, with respect to the Stockholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in a stockholder notice submitted under Section 9(a)(2) of these By-Laws;

(ii)        if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board of Directors, which statement shall not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”) and for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;

(iii)        in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(iv)        a representation by the Stockholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(v)        a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (d) of this subsection 9(a)(3)) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Nominator or the Nominator

Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual meeting;

(vi)        a copy of any Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(vii)        a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(1)        the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent;

(2)        each such person will maintain ownership (as defined in this subsection 9(a)(3)) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(3)        each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this subsection 9(a)(3);

(4)        each such person has not distributed, and will not distribute, to any stockholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Corporation;

(5)        each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; and

(6)        each such person consents to the public disclosure of the information provided pursuant to this subsection 9(a)(3);

(viii)      an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(1)        comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this subsection 9(a)(3);

(2)        assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;

(3)        indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this subsection 9(a)(3);

(4)        file with the Securities and Exchange Commission any solicitation by or on behalf of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act;

(5)        furnish to the Corporation all notifications and updated information required by this subsection 9(a)(3), including, without limitation, the information required by sub-paragraph (e) of this subsection 9(a)(3); and

(6)        upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and

(ix)        a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (1) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this subsection 9(a)(3) is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Stockholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this subsection 9(a)(3).

(d)        Ownership Requirements.

(i)        To nominate a Stockholder Nominee pursuant to this subsection 9(a)(3), the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of stockholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. For the purposes of determining whether the Nominator or Nominator Group owned the Required Shares for the requisite three-year period, the aggregate number of shares entitled to vote generally in the election of directors shall be determined by reference to the Corporation’s periodic filings with the Securities and Exchange Commission during the ownership period. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this subsection 9(a)(3); and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one stockholder within seven days after the Notice of Proxy Access Nomination is delivered to the Corporation. No shares may be attributed to more than one Nominator or Nominator Group, and no stockholder or beneficial owner may be a member of more than one Nominator Group (other than a stockholder directed to act by more than one beneficial owner) for the purposes of this subsection 9(a)(3).

(ii)        For purposes of this subsection 9(a)(3), “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting and will hold such shares through the date of the annual meeting. The determination of whether the requirements of “ownership” of shares for purposes of this subsection 9(a)(3) are met shall be made by the Board of Directors or any committee thereof. Any such determination adopted in good faith by the Board of Directors or any committee thereof shall be conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties. For the purposes of this subsection 9(a)(3), the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this subsection 9(a)(3), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(e)        For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this subsection 9(a)(3), the information required by sub-paragraph (c) of this subsection 9(a)(3) to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Corporation the representations and agreements required under sub-paragraph (c) of this subsection 9(a)(3) at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this subsection 9(a)(3).

(f)        Stockholder Nominee Requirements.

(i)        Within the time period specified in this subsection 9(a)(3) for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this subsection 9(a)(3), that such person: (1) consents to being named in the Corporation’s proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this subsection 9(a)(3); (2) understands his or her duties as a director under the Delaware General Corporation Law and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (x) any Voting Commitment that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any Third-Party Compensation Arrangement that has not been disclosed to the Corporation, and has not and will not receive any such Third-Party Compensation Arrangement that has not been disclosed to the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to directors; (6) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the Stockholder Nominee, including information in the Notice of Proxy Access Nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ii)        At the request of the Corporation, each Stockholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary of the Corporation all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent, including for purposes of serving on the committees of the Board of Directors, under the listing standards of each principal securities exchange upon which the Corporation’s shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

(iii)        In the event that a Stockholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Stockholder Nominee to the Corporation or its stockholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this subsection 9(a)(3).

(g)        In the event any Nominator or Nominator Group (including any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual meeting pursuant to this subsection 9(a)(3) and such Stockholder Nominee shall have been nominated for election at any of the previous two annual meetings and such Stockholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such nomination shall be disregarded.

(h)        Notwithstanding anything to the contrary contained in this subsection 9(a)(3), the Corporation shall not be required to include, pursuant to this subsection 9(a)(3), a Stockholder Nominee in its proxy materials for any annual meeting, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i)        for any meeting for which the Secretary of the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 9(a)(2);

(ii)       who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case as determined by the Board of Directors or any committee thereof, in its sole discretion;

(iii)      whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the

Corporation applicable to directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion;

(iv)        who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(v)         who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(vi)         who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(vii)       if the Stockholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, in its sole discretion;

(viii)       the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (c)(iii) of this subsection 9(a)(3) (or a qualified representative thereof), or the Stockholder Nominee does not appear at the applicable annual meeting to present the Stockholder Nominee for election;

(ix)         if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; or

(x)         the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this subsection 9(a)(3).

For the purpose of this sub-paragraph (h), clauses (ii) through (x) will result in the exclusion from the proxy materials pursuant to this subsection 9(a)(3) of the specific

Stockholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Stockholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (i) will result in the exclusion from the proxy materials pursuant to this subsection 9(a)(3) of all Stockholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(i)        Notwithstanding anything to the contrary contained in this subsection 9(a)(3):

(i)        the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii)        if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Stockholder Nominee has failed to comply with the requirements of this subsection 9(a)(3), the Board of Directors or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(j)        The Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this subsection 9(a)(3) and make all determinations deemed necessary or advisable in connection with this subsection 9(a)(3) to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) in good faith shall be final, conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties.

(k)        This Section 9(a)(3) shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

(4)        Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-Law to the contrary, with respect to nominations of persons not intended to be included in the Corporation’s proxy statement, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(2) of this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the

Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for the election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)        General.

(1)        Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2)        For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)        Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 10.        Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 11.        Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 10, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 10 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 12.        Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 10, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 10.

ARTICLE III

DIRECTORS

Section 1.        General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.        Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board shall not be less than six nor more than eleven. The number of directors shall be fixed at such number, within the limits specified in the preceding sentence, as determined from time to time by resolution of the Board of Directors, upon approval by two-thirds (2/3) of the directors in office. Except as provided in Sections 4 and 5 of this Article III, each director shall be elected by the stockholders at their annual meeting in each year, and shall hold office until the next annual meeting and until his or her successor shall be elected and qualified or until his or her death, resignation or removal. Directors need not be stockholders. This Section 2 shall not be amended to change the two-thirds (2/3) approval requirement set forth above except with the approval of two-thirds (2/3) of the directors in office.

Section 3.        Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.        Removal of Directors. Any director may be removed, with or without cause, at any time, by the affirmative vote of a majority in interest of the stockholders of record of the Corporation entitled to vote, given at a special meeting of the stockholders called for the purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or, if the stockholders shall fail to fill such vacancy, by the Board of Directors as provided in Section 5 of this Article III. In no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 5.        Vacancies. In case of any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, the successor to fill the vacancy may be elected by the holders of shares of stock entitled to vote at an annual or special meeting of said holders or by two-thirds (2/3) of the directors in office, though less than a quorum, and each director so elected shall hold office until the next annual election and until his or her successor shall be duly elected and qualified, or until his or her death or until he or she shall resign or until he or she shall have been removed. This section shall not be amended to change the requirement of a vote of two-thirds (2/3) of the directors set forth above except upon the approval of two-thirds (2/3) of the directors in office.

Section 6.        Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 7.        Organization Meeting. The Board of Directors shall meet immediately following the annual meeting of stockholders and at the place where the stockholders’ meeting was held, for the purpose of electing officers and transacting such other business as may lawfully come before it. No notice of such meeting shall be required.

Section 8.        Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Except as otherwise provided by law, notices of regular meetings need not be given.

Section 9.        Special Meetings. Special meetings of the Board of Directors shall be held when called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Secretary, Assistant Secretary or a majority of the Directors.

Section 10.      Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors or any committee thereof, and of any regular meeting as to which notice is given, shall be given to each director either by telephone or by written notice delivered personally or sent to such director by mail or by other form of written communication at least one day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting.

Section 11.      Quorum and Manner of Acting. Except as otherwise provided by statute or by these By-Laws, a majority of the total number of directors (but not less than two) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 12.      Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 13.      Meeting by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 14.      Compensation. The Board of Directors may at any time or from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his or her annual compensation as such director or member of any committee of the

Board of Directors or as compensation for his or her attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expense paid by him or her on account of his or her attendance at any meeting. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

EXECUTIVE COMMITTEE

Section 1.        Appointment. The Board of Directors may by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members, all of whom shall be directors. The Chairman of the Executive Committee shall be elected by the Board of Directors.

Section 2.        Powers. The Executive Committee shall have and may exercise, when the Board is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation; but neither the Executive Committee nor any other committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation, nor shall it have the power or authority to declare a dividend, to authorize the issuance of stock or to fill vacancies in the Board of Directors or the Executive Committee.

Section 3.        Term. The term of the Executive Committee shall be coexistent with that of the Board of Directors which shall have appointed such Committee. The Board may at any time for any reason remove any individual member of the Executive Committee and the Board may fill a Committee vacancy created by death, resignation or removal or increase in the number of members of the Executive Committee. The Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Committee.

Section 4.        Meetings. Regular meetings of the Executive Committee, of which no notice shall be required, may be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all of its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or a majority of the members of the Executive Committee then in office and shall be held at such time and place as shall be designated in the notice of the meeting.

Section 5.        Quorum and Manner of Action. A majority of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.

ARTICLE V

OTHER COMMITTEES

Section 1.        Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint other committees of the Board of Directors. Each such committee, to the extent permitted by law and these By-Laws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolution creating such committee. A majority of all of the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise prescribe. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discontinue any such committee at any time.

Section 2.        Non-Board Committees. The authority conferred upon the Board of Directors by Section 1 of this Article V to appoint committees of the Board of Directors shall not be deemed to preclude the appointment by either the Board of Directors or the Executive Committee of committees whose members need not be directors of the Corporation provided that such committees may not exercise any of the powers of the Board of Directors.

ARTICLE VI

OFFICERS

Section 1.        Number. The officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Assistant Vice Presidents may also be appointed by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer. Any officer may be given such specific designation as may be determined from time to time by the Board of Directors. Any two or more offices except those of Chief Executive Officer, Chief Financial Officer and Secretary may be held by the same person.

Section 2.        Election and Term of Office. The officers shall be elected annually by the Board of Directors at its organization meeting following the annual meeting of the stockholders and each shall hold office until the next annual election of officers and until his or her successor is elected and qualified, or until his or her death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board. Any vacancy occurring in any office may be filled by the Board of Directors.

Section 3.        Chairman and Vice Chairman of the Board.

(a)        The Chairman of the Board shall exercise such powers and perform such duties as may be assigned to him or her by these By-Laws or by the Board of Directors. The Chairman of the Board shall preside at meetings of the stockholders and Board of Directors and, in the absence of the Chairman of the Executive Committee, shall preside at meetings of the Executive Committee.

(b)        The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at meetings of the stockholders and Board of Directors. He or she shall exercise such other powers and perform such other duties as may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 4.        Chief Executive Officer. The Chief Executive Officer, subject to the general control of the Board of Directors, shall be responsible for the management and direction of the affairs of the Corporation, its officers, employees and agents and shall supervise generally the affairs of the Corporation. He or she shall exercise such other powers and perform such other duties as may be assigned to him or her by these By-Laws or by the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, he or she shall preside at meetings of the stockholders.

Section 5.        President. The President, shall perform such duties and have such powers as the Board of Directors or, if the President is not also the Chief Executive Officer, the Chief Executive Officer shall designate from time to time, including the authority to act in the absence of the Chief Executive Officer.

Section 6.        Vice Presidents. The Board of Directors may designate any Vice President as having such powers and duties in the absence of the Chief Executive Officer and the President as it deems appropriate. Except where by law the signature of the Chairman of the Board, the Chief Executive Officer or a President is required, each of the Vice Presidents shall have the same power as the Chairman of the Board, the Chief Executive Officer or the President to sign certificates, contracts and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him or her by these By-Laws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Board of Directors may designate any Vice President as being an Executive Vice President, Senior Vice President or such other title as it deems appropriate. The Board of Directors shall determine, subject to applicable law, which Vice Presidents shall be deemed “officers” or “executive officers” for regulatory compliance purposes, including, but not limited to, compliance with rules and regulations promulgated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 7.        Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee and all other committees of the Board of Directors, if any; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same.

Section 8.        Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Chief Financial Officer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall designate from time to time. At the request of the Chief Financial Officer, or in his or her absence or disability, the Treasurer may perform any of the duties of the Chief Financial Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Financial Officer. Except where by law the signature of the Chief Financial Officer is required, the Treasurer shall possess the same power as the Chief Financial Officer to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 9.        Treasurer and Assistant Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer shall designate from time to time. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer, may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 10.        Assistant Vice Presidents. The Assistant Vice Presidents shall perform such duties as shall be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VII

EXECUTION OF INSTRUMENTS

The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law or in these By-Laws, and such designation may be general or confined to specific instances.

ARTICLE VIII

VOTING OF SECURITIES OWNED BY THE CORPORATION

All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE IX

SHARES OF STOCK

Section 1.        Form and Execution of Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or an Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed upon, such certificate shall cease to be such officer before such certificate shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though such person were such officer at the date of issuance.

Section 2.        Transfer. Transfer of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate.

Section 3.        Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.        Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

Section 5.        Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE X

DIVIDENDS

Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors, at any regular or special meeting, may declare and pay dividends upon the shares of its stock either (a) out of its surplus as defined in and computed in accordance with the provisions of law or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever and in such amount as, in the opinion of the Board of Directors, the condition of the affairs of the Corporation shall render advisable.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

ARTICLE XI

CORPORATE SEAL

The corporate seal shall consist of a die bearing the name of the Corporation and the inscription “Corporate Seal -- Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XII

AMENDMENTS

All By-Laws of the Corporation shall be subject to alterations or repeal, and new By-Laws may be made, by the stockholders at any annual or special meeting, or except as otherwise provided by these By-Laws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.